UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2009

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendments to the CONSOL Energy Inc. Supplemental Retirement Plan

On September 8, 2009, the Compensation Committee of the Board of Directors of CONSOL Energy Inc. (“CONSOL Energy”), the parent company of CNX Gas Corporation (the “Company”), adopted amendments to CONSOL Energy’s Supplemental Retirement Plan (the “Plan”) to, among other things, include certain employees of the Company, and to give service credit under the Plan for service with the Company to all participants in the Plan who are or formerly were employees of the Company, including Nicholas J. DeIuliis, Executive Vice President and Chief Operating Officer of CONSOL Energy and President of the Company, Stephen W. Johnson, Senior Vice President and General Counsel of CONSOL Energy and the Company, J. Michael Onifer, Senior Vice President - Established Business Units of CONSOL Energy and the Company, and Randall M. Albert, Senior Vice President - Emerging Business Units of CONSOL Energy and the Company. The amendments to the Plan are consistent with the integration of the Company’s compensatory arrangements into CONSOL Energy’s programs as part of the management reorganization which occurred in January 2009.

The above description is qualified in its entirety by a copy of the Plan which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by CONSOL Energy with the Securities and Exchange Commission on September 11, 2009, and is incorporated herein by reference.

A summary description of the Plan is set forth in CONSOL Energy’s 2009 proxy statement filed with the Securities and Exchange Commission on March 23, 2009 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President - Corporate Affairs, Chief Legal Officer & Secretary

Dated: September 11, 2009